Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-274568) of Maplebear Inc. of our report dated March 5, 2024 relating to the financial statements of Maplebear Inc., which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 5, 2024